Exhibit 99.1

Source: B. Riley Financial, Inc.

B. Riley Financial Announces Offering of

$25 Million Senior Notes Due 2027 and

Receipt of Investment Grade Rating of “A-”

from Egan-Jones Ratings Company

LOS ANGELES— December 6, 2017 — B. Riley Financial, Inc. (NASDAQ: RILY) (the “Company”) today announced that it has commenced an underwritten registered public offering of $25 million aggregate principal amount of 10-year senior notes (the “Firm Notes”), subject to market and certain other conditions. The Company expects to grant the underwriters a 30-day option to purchase additional senior notes in connection with the offering solely to cover overallotments (the “Additional Notes” and together with the Firm Notes, the “Notes”). B. Riley FBR, Inc., Incapital LLC, and Ladenburg Thalmann & Co. Inc. are acting as book-running managers for this offering, and Boenning & Scattergood, Inc., Wedbush Securities Inc. and William Blair & Company, L.L.C. are acting as co-managers for this offering. The Company and the Notes each received an investment grade rating of “A-” from Egan-Jones Ratings Company, an independent, unaffiliated rating agency.

The Company expects to use the net proceeds of this offering for general corporate purposes.

The Notes will be offered under the Company's shelf registration statement on Form S-3, which was declared effective by the Securities and Exchange Commission. The offering of these Notes will be made only by means of a prospectus supplement and accompanying base prospectus, which will be filed with the Securities and Exchange Commission. This announcement shall not constitute an offer to sell or the solicitation of an offer to buy the Notes, nor shall there be any sale of the Notes in any jurisdiction in which such offer, solicitation or sale would not be permitted.

About B. Riley Financial, Inc.

B. Riley Financial, Inc. is a publicly traded, diversified financial services company which takes a collaborative approach to the capital raising and financial advisory needs of public and private companies and high net worth individuals. The Company operates through several wholly-owned subsidiaries, including B. Riley FBR, Inc., Wunderlich Securities, Inc., Great American Group, LLC, and B. Riley Capital Management, LLC (which includes B. Riley Asset Management, B. Riley Wealth Management, and Great American Capital Partners), and B. Riley Principal Investments, a group that makes proprietary investments in other businesses, such as the acquisition of United Online, Inc.

B. Riley Financial is headquartered in Los Angeles with offices in major financial markets throughout the United States, Europe and Australia. For more information on B. Riley Financial, visit www.brileyfin.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include, without limitation, statements regarding our expectations, hopes or intentions regarding the future. These forward looking statements can often be identified by their use of words such as “will”, “predict”, “continue”, “forecast”, “expect”, “believe”, “anticipate”, “outlook”, “could”, “target”, “project”, “intend”, “plan”, “seek”, “estimate”, “should”, “may” and “assume”, as well as variations of such words and similar expressions referring to the future, and may include (without limitation) statements regarding the terms and conditions and timing of the senior notes offering and the intended use of proceeds. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in each such statement. Factors that could cause actual results to differ include (without limitation) the possibility that the notes offering will not be consummated at the expected time, on the expected terms, or at all; and the Company’s financial performance. Additional factors are discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, and in the Company’s other current and periodic reports filed from time to time with the Securities and Exchange Commission. All forward-looking statements in this document are made based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statement.

Investor Contact:
Scott Liolios or Matt Glover
Liolios Group, Inc.
1-949-574-3860
RILY@liolios.com